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                            CONSULTING AGREEMENT

This Consulting Agreement ("Agreement") is entered into as of the 2nd day of June 1998 by and between Thomas Renna ("Consultant") an individual, and Choices Entertainment Corporation (the "Company") a Delaware corporation.

     WHEREAS, the Company is interested in obtaining the consulting services of the Consultant and Consultant is interested in performing such services for the Company;

     WHEREAS, the Company hereby engages and retains Consultant to act as its agent to assist it in reorganizing and repositioning the Company and analyzing various candidates for merger with the Company and developing short term expansion and acquisition strategy.

     NOW THEREFORE, in consideration of the premises, the covenants and the conditions contained herein, the promises made hereby and other good and valuable consideration, the receipt of which is hereby acknowledged, it is hereby agreed as follows:

     1. Consultant's services are needed, in part, because Company's existing officers and certain directors have resigned from the Company.

     2. The Consulting fee for Consulting services shall be $10,000 per month commencing as of the date first above written and ending as of December 31, 1998, unless Consultant accepts employment which renders performance hereunder impossible in which case the agreement shall terminate as of the date of Consultant's employment.

     3. Company shall accrue the fees payable to Consultant and at such time as funds are available and not required for important corporate purposes, pay to Consultant in amounts not less than $10,000 per disbursement the fees accrued pursuant to this contract.

     4. No amendment, alteration or modification of this Agreement shall be valid unless each party duly executes a written instrument, and said written instrument refers specifically to the Agreement.

     5. This Agreement is made and shall be governed by and construed in accordance with the laws of the State of Florida, without giving affect to the principles of conflict of laws thereof. The parties submit to the jurisdiction of the State of Florida for any action or proceeding arising out of this Agreement and agree that the venue for any such action shall be in Broward County, Florida.

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     6.   This Agreement and any amendment thereto may be executed
          simultaneously or in two or more counterparts, each of which together shall constitute on and the same instrument.

     7. If there is any claim or controversy regarding the terms and provisions of this Agreement, the prevailing party in any proceeding shall be entitled to attorney's fees from the nonprevailing party.

     8. No waiver of any covenant, condition or provision of this Agreement shall be deemed effective, unless such waiver is in writing and signed by the party against whom such waiver is charged.

IN WITNESS HEREOF, the parties hereto have executed this Agreement as of the day and years first written above.

By signing below, this Agreement shall be agreed upon and accepted by the Parties hereto:

On behalf of the Company:
Choices Entertainment Corporation


By: /s/ George Pursglove
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   George Pursglove, Director

On behalf of Consultant:
Thomas Renna


By: /s/ Thomas Renna
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   Thomas Renna, an individual